Exhibit 99.1

TTM Announces Conditional Redemption and Cash Tender Offer and Consent Solicitation For Any and All Of Its 5.625% Senior Notes Due 2025

SANTA ANA, Calif., Feb. 23, 2021 (GLOBE NEWSWIRE) — TTM Technologies, Inc. (NASDAQ:TTMI) (“TTM”) announced today that it has commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $375 million aggregate principal amount of 5.625% Senior Notes due 2025 (the “Notes”).

In connection with the Tender Offer, TTM is also soliciting consents (the “Consents”) from holders of the Notes (the “Consent Solicitation”) to a proposed amendment to the indenture, dated as of September 28, 2017, governing the Notes (the “Indenture”), to shorten the minimum notice period for the optional redemption of the Notes by TTM from 30 calendar days to three business days (the “Proposed Amendments”).

The terms and conditions of the Tender Offer and Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated February 23, 2021 (the “Offer to Purchase and Consent Solicitation Statement”). Terms used herein but not defined shall have the definitions set forth in the Offer to Purchase and Consent Solicitation Statement. The following table summarizes the material pricing terms of the Tender Offer:

CUSIP/ISIN	Outstanding Principal Amount	Title of Notes	Early Tender Payment(1)(2)	Tender Offer Consideration(1)(3)	Total Consideration(1)(3)
Regulation 144A Global Note: CUSIP: 87305RAH2 ISIN: US87305RAH21	US$375,000,000	5.625% Senior Notes due October 1, 2025	$50.00	$979.30	$1,029.30
Regulation S Global Note: CUSIP: U8729LAB9 ISIN: USU8729LAB90
IAI Global Note: CUSIP: 87305RAJ8 ISIN: US87305RAJ86

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)	Included in the Total Consideration for Notes tendered and accepted for purchase on or prior to the Early Tender Deadline (as defined below).
(3)

Does not include accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Early Settlement Date or the Final Settlement Date, as applicable, that will be paid on the Notes accepted for purchase.

The Tender Offer and Consent Solicitation will expire at Midnight, New York City time, at the end of March 22, 2021, unless extended or earlier terminated by TTM (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offer, holders of Notes that are validly tendered (and not validly withdrawn) on or prior to 5:00 p.m., New York City time, on March 8, 2021 (such date and time, as it may be extended, the “Early Tender Deadline”) and accepted for purchase pursuant to the Tender Offer will be eligible to receive the Total

Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline and on or prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Consideration less the Early Tender Payment.

In addition, holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but excluding, the Early Settlement Date or the Final Settlement Date, as applicable.

The consummation of the Tender Offer and Consent Solicitation are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, among other things, TTM consummating the New Debt Financing on terms satisfactory to it, and having funds available therefrom, together with cash on hand, that will allow it to purchase the Notes pursuant to the Tender Offer.

In order for the Proposed Amendments to be adopted, Consents must be received in respect of at least a majority of the aggregate principal amount of the Notes then outstanding (the “Requisite Consents”). Assuming receipt of the Requisite Consents, TTM expects to execute and deliver a supplemental indenture (the “Supplemental Indenture”) to the Indenture giving effect to the Proposed Amendments, promptly following the receipt of the Requisite Consents. The Supplemental Indenture will become effective upon execution, but will provide that the Proposed Amendments will not become operative until TTM accepts for purchase the Notes satisfying the Requisite Consents in the Tender Offer.

Any Notes validly tendered and related Consents validly delivered may be withdrawn or revoked from the Tender Offer and the Consent Solicitation on or prior to the Early Tender Deadline. Any Notes validly tendered and related Consents validly delivered on or prior to the Early Tender Deadline that are not validly withdrawn or validly revoked prior to the Early Tender Deadline may not be withdrawn or revoked thereafter, except as required by law. In addition, any Notes validly tendered and related consents validly delivered after the Early Tender Deadline may not be withdrawn or revoked, except as required by law.

Concurrently with the commencement of the Tender Offer and the Consent Solicitation and conditioned upon (1) the receipt of the net proceeds from the New Debt Financing on or prior to the redemption date and (2) the lack of receipt of the Requisite Consents on or prior to the Early Tender Deadline, we issued a notice of redemption for any Notes that remain outstanding following the consummation or termination of the Tender Offer and the Consent Solicitation. Any such redemption would be made in accordance with the terms of the Indenture, which provides for a redemption price equal to 102.813% plus accrued and unpaid interest thereon to the redemption date. In addition, assuming the execution and delivery of the Supplemental Indenture, TTM currently intends, in accordance with the terms and conditions of the Indenture, as may be amended as a result of the Proposed Amendments, to deliver a new notice of redemption to the holders of any outstanding Notes on the Early Settlement Date, if any, although we have no legal obligation to do so and the selection of any particular redemption date is at our discretion. These statements shall not constitute a notice of any such redemptions under the Indenture. Any such notice, if made, will only be made in accordance with the provisions of the Indenture.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

J.P. Morgan Securities LLC is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offer and Consent Solicitation. D.F. King & Co. has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to J.P. Morgan Securities LLC at (866) 834-2045 (Toll Free). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to D.F. King & Co. at ttm@dfking.com (email), (866) 406-2283 (Toll Free) or (212) 269-5550 (banks and brokers).

None of TTM, its board of directors, the Dealer Manager, the Depositary and Information Agent, the Trustee under the Indenture, or any of TTM’s affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer and Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of TTM by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward-looking Statements

This release contains forward-looking statements that relate to future events. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the terms and timing for completion of the Tender Offer and Consent Solicitation, including the acceptance for purchase of any Notes validly tendered and any related Consents validly delivered, the expected Early Tender Deadline, Expiration Date and settlement dates thereof, and the satisfaction or waiver of certain conditions of the Tender Offer and Consent Solicitation and statements regarding the terms or timing of the New Debt Financing and the redemption of the Notes, constitute forward-looking statements. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the Securities and Exchange Commission.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.

Contact:

Sameer Desai,

Senior Director, Corporate

Development & Investor Relations

sameer.desai@ttmtech.com

714-327-3050